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                          AGREEMENT AND PLAN OF MERGER







                            dated November 30, 2000,



                                      among



                                 EHOTHOUSE INC.,



                               EHH MERGER I, INC.



                                       and



                          RAND INTERACTIVE CORPORATION





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

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated _________, 2000, among eHotHouse Inc., a Delaware corporation ("Parent"); EHH Merger I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"); RAND Interactive Corporation, a Maryland corporation (the "Company"); Todd Burgess, David Kelley, and John Snow (the "Rand Shareholders"); and Stephen Riddick and Brobeck, Phleger and Harrison LLP (together with the Rand Shareholders, collectively the "Shareholders").


                                    RECITALS

         A. Parent, Sub and the Company intend to effect a merger of Sub into the Company (the "Merger") in accordance with this Agreement, the Maryland General Corporation Law (the "MGCL") and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Sub will cease to exist and the Company will become a wholly-owned subsidiary of Parent.

         B. This Agreement has been approved by the respective boards of directors of Parent, Sub and the Company.


                                    AGREEMENT

         The parties to this Agreement hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

                  1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and MGCL, Sub shall be merged with and into the Company at the Effective Time (as defined below). At the Effective Time, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue under the name "RAND Interactive Corporation."

                  1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., on the date hereof at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022 (the "Closing Date").

                  1.3 Effective Time of the Merger. The Company shall file a Certificate of Merger conforming to the requirements of Section 252(c) of the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware, Articles of Merger pursuant to Sections 3-107 and 3-109 of the MGCL (the "Articles of Merger") with the Maryland State Department of Assessments and Taxation and make all other filings or recordings required by the MGCL in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Maryland State Department of Assessments and Taxation and the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time").


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

                  1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the MGCL and DGCL.

                  1.5 Certificate of Incorporation; By-Laws. (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

                  (b) The by-laws of the Company, as in effect immediately prior to the Effective Time, which are attached as Exhibit A hereto shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

                  1.6 Directors; Officers. (a) The new directors of the Company at the Effective Time shall be William O'Donnell, Matthew Ryan, and Robert Westerfield, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (b) The officers of Company at the Effective Time shall be William O'Donnell, Matthew Ryan, and Robert Westerfield, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  1.7 Closing Bonuses. As soon as reasonably practicable after the date hereof, Parent shall pay the bonuses set forth on Appendix I to certain employees of the Company.


                                   ARTICLE II

                    CANCELLATION OF THE CAPITAL STOCK OF THE
                    COMPANY AND PAYMENT WITH RESPECT THERETO

                  2.1 Share Consideration; Payment of Share Consideration. At the Effective Time, by virtue of the Merger and without any action by the parties (1) all of the outstanding shares of capital stock of the Company (the "Company Shares") shall be converted into the right to receive, in the aggregate, $350,000, and 300,000 shares of Parent Class A Common Stock (as defined herein) and 720,000 shares of Parent Class B Common Stock (as defined herein), (the aggregate number of such shares of Parent Common Stock, collectively, the "Share Consideration"); (2) all of the outstanding shares of capital stock of the Company shall cease to be outstanding, and shall be cancelled and retired and shall cease to exist, and each holder of certificates representing such shares (the "Company Share Certificates") shall cease to have any rights with respect thereto, except the right to receive its pro rata portion of the Share Consideration upon the surrender of the Company Share Certificates in accordance with this Section; and (3) all of the outstanding shares of capital stock of Sub shall be converted into 50 shares of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.


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


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE RAND SHAREHOLDERS

         Each of the Rand Shareholders, jointly and severally, hereby represents and warrants to Parent that except as set forth in a disclosure letter delivered to Parent at the Closing (the "Disclosure Letter"):

                  3.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary and in which failure to so qualify might reasonably be expected, individually, or in the aggregate, to have a material adverse effect on the financial condition, operating results, assets or operations of the Company (a "Materially Adverse Effect"). The Company owns no securities of any other corporation, limited partnership, limited liability company or other entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement.

                  3.2 Capitalization. (a) (a) The authorized capital stock of the Company, immediately prior to the Closing, will consist of 1,000 shares of common stock of which 909 are issued and outstanding. The Company has not authorized the issuance of any other capital stock. The Shares (A) have been duly authorized and validly issued to the persons and in the amounts listed on Exhibit B hereto, (B) are fully paid and nonassessable, and (C) were issued in compliance with all applicable state and federal laws concerning the offer, sale and issuance of securities. There are no authorized or outstanding subscriptions, warrants, options, contracts, rights (pre-emptive or otherwise), calls, commitments or demands of any character relating to any authorized and issued or unissued shares of the capital stock of the Company or other instruments convertible into or exchangeable for such stock, or which obligate the Company to seek authorization to issue additional shares of any class of stock, other than created by virtue of this Agreement or the transactions contemplated hereby.

                  (b) The Merger does not constitute and will not constitute an event under any capital stock or convertible security or any anti-dilution or similar provision of any agreement to which the Company is a party or by which it is bound or affected, which shall either increase the number of shares or units of capital stock issuable upon conversion of any securities or upon exercise of any warrant or right to subscribe to or purchase any stock or similar security, or decrease the consideration per share or unit of capital stock to be received by the Company upon such conversion or exercise.

                  3.3 Authorization; Binding Obligations. This Agreement constitutes the valid and binding obligations of the Company and each of the Shareholders enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) as limited by general principles of equity that restrict the availability of equitable remedies. The Merger will not be subject to any pre-emptive rights, rights of first refusal, rights of first offer or other similar rights.

                  3.4 Financial Statements. The Company has delivered to Parent its Statement of Operations and its Balance Sheet dated as of September 30, 2000 (collectively, the "Company Financial Statements"). The Company Financial Statements are in accordance with the books and records of the Company, are complete and correct in all material respects, and present fairly the financial condition and position of the Company for the periods covered and as of September 30, 2000 (the "Company Statement Date"), and other dates therein specified and the results of its operations for the periods therein specified; provided, however, that the Company Financial Statements have not been audited or compiled by an independent accountant and are not prepared in accordance with GAAP and provided further that the unaudited interim financial statements are subject to normal recurring year-end adjustments (which are not expected to be material), and the Company Financial Statements do not contain all footnotes required under generally accepted accounting principles.

                  3.5 Liabilities. The Company has no material obligations or liabilities and not disclosed in the Company Financial Statements, except current liabilities incurred, and obligations entered into, in the ordinary course of business subsequent to the Company Statement Date.

                  3.6    Agreements; Action.

                  (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers or directors, or any family member of any of its officers or directors, or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                  (c)    Since the Company Statement Date, the Company has not
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Company Financial Statements), (iii) made any loans or advances to any person, other than ordinary and reasonable advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.


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

                  (d) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  3.7 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than for payment of salary or other fees for services rendered, and reimbursement for reasonable expenses incurred on behalf of the Company.

                  3.8 Changes. Since the Company Statement Date, there has not been:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Company Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a Materially Adverse Effect;

                  (b) Any resignation or termination of any key officers of the Company, and the Rand Shareholders, to the best of their knowledge, do not know of the impending resignation or termination of employment of any such officer;

                  (c) Any change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any cancellation, compromise or waiver by the Company of a valuable right or of a material debt owed to it;

                  (e) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company;

                  (f) Any change in any compensation arrangement or agreement with any employee, officer, director or stockholder, except as contemplated herein;

                  (g) Any declaration or payment of any dividend or other distribution of the assets of the Company or any purchase or redemption of any of its outstanding equity interests;

                  (h) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts;

                  (i) Any sale, transfer or lease of the assets of the Company;

                  (j) Any physical damage, destruction or loss (whether or not covered by insurance) which individually or in the aggregate has had or is reasonably expected to have a Materially Adverse Effect;

                  (k) Any issuance or sale of any shares of the capital stock or other securities of the Company or grant of any options with respect thereto, or any modification of any of the capital stock of the Company;

                  (l) Any mortgage, pledge or lien incurred with respect to any of the assets of the Company;

                  (m) Any discharge, satisfaction or payment of any obligation or liability other than current liabilities reflected in the Company Financial Statements and current liabilities incurred since the Company Statement Date, in each case in the ordinary course of business;

                  (n) Any transaction entered into by the Company other than in the ordinary course of business; or

                  (o) Any other event or condition of any character that, either individually or in the aggregate, has had or is reasonably likely to have a Materially Adverse Effect.

                  3.9 Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Company Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(i) those resulting from taxes which have not yet become delinquent, (ii) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used and are adequate and sufficient for the Company's business.

                  3.10 Intellectual Property. The Company owns or possesses legal rights to any and all patents, trademarks, service marks, trade names, copyrights, trade secrets, domain names, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted (the "Intellectual Property"). The Intellectual Property does not infringe any right of any third party, including, without limitation, any rights under the laws of patent, trademark, copyright, trade secret, or any personal, moral, privacy, publicity, contract or other property rights. The Intellectual Property has not been and is not currently being infringed by any third party. The materials created by the Company, its consultants and its contractors and displayed on the Company's web site, or any other web site operated and managed by the Company (collectively, the "Web Sites"), are not obscene, libelous or defamatory and do not violate any applicable laws. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity. The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, trade secret, information or other proprietary right, with respect to the use thereof, or in connection with the conduct of its business or otherwise. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Rand Shareholders are not aware that any of the employees of the Company are obligated under any contract (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not, nor shall it, utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been legally and validly assigned to the Company. Since its organization, the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, including know-how, negative know-how, formulas, patterns, compilations, programs, devices, methods, techniques, processes, inventions, designs, computer programs, and technical data and all information that derives independent economic value, actual or potential from not being generally known or known by competitors.

                  3.11 Compliance with Other Instruments. The Company is not in violation or default of any term of its Certificate of Incorporation or its Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any statute, rule or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this Agreement and the sale of the Company Shares pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                  3.12 Litigation. There is no action, suit, other proceeding or investigation pending, or to the Rand Shareholders' knowledge, threatened against the Company; nor is there any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, other proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  3.13 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing Date hereof have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in


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assessment or proposed judgment to its federal, state or other taxes. There is no liability for any tax to be imposed upon the Company's properties or assets as of the date of this Agreement that is not adequately provided for. The Company has not executed any waiver of any statute of limitations on the assessment or calculation of any tax or governmental charge. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom.

                  3.14 Employees. The Company has no collective bargaining agreement with any of its employees. There is no labor union organizing activity pending or, to the Rand Shareholders' knowledge, threatened with respect to the Company. Except as contemplated hereby, no employee has any agreement or contract, written or verbal, regarding such employee's continued employment by the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other material employee compensation plan or agreement. To the Rand Shareholders' knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Except as contemplated hereby, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Rand Shareholders are not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

                  3.15 Obligations of Management; Employee Efforts. Each officer of the Company with an employment agreement is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company in accordance with the terms of such agreement. The Rand Shareholders are not aware of any such officer or key employee of the Company planning to work less than full business time at the Company in the future.

                  3.16 Registration Rights. The Company is currently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

                  3.17 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the Merger. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct

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of its business as now being conducted by it, and can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted.

                  3.18 Health and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to occupational health and safety.

                  3.19 Offering Valid. Assuming due payment for the Company Shares and the accuracy of the representations and warranties of Parent contained in Section 4.3 hereof, the sale of the Company Shares will be exempt from the registration requirements of the Securities Act of 1933, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  3.20 Minute Books. The minute books of the Company provided to Parent are complete and accurate in all material respects.

                  3.21 Insurance. There are no insurance policies maintained by the Company out of the ordinary course of business.

                  3.22 Employment Benefit Plans-ERISA. Neither the Company nor any ERISA Affiliate (defined below) maintains, administers, contributes to or is obligated to contribute to, nor has the Company or any ERISA Affiliate during the six (6) year period ending on the date hereof, maintained, administered, contributed to or been obligated to contribute to, nor do the employees of the Company or any ERISA Affiliate receive as a condition of employment with the Company, benefits pursuant to any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, any multiemployer plan as defined in
Section 3(37) of ERISA, nor does the Company maintain any employee welfare benefit plan (as defined in Section 3(1) of ERISA); or bonus, deferred compensation, stock purchase, stock option, severance plan, salary continuation, vacation, sick leave, material fringe benefit, incentive, insurance, welfare or similar compensatory arrangement. "ERISA Affiliate" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with the Company, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code on either the date of this Agreement or at any time during the period of five (5) years ending on the date hereof.

                  3.23 Interested Party Transaction. No officer, director or stockholder of the Company has or has had, either directly or indirectly, (a) an interest in any person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or
(ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement (other than employment or similar agreements) to which the Company is a party or by which it may be bound or affected.

                  3.24   Environmental Matters.

                  (a) No hazardous material, hazardous substance or toxic substance as defined in applicable environmental laws, rules and regulations ("Hazardous Materials") (i) has been

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released, stored, generated, used, treated, deposited or disposed of on or under or is located on or under any real property currently or previously owned or leased by the Company, (ii) is presently maintained, used, generated, or permitted to remain in place by the Company in violation of any applicable law,
(iii) is required by applicable law to be removed, treated or mitigated by the Company, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Company under applicable law.

                  (b) The Company has maintained its properties and assets and conducted its business in all material respects in accordance with all federal, state and local statutes, laws, rules and regulations pertaining to conservation and protection of the environment and the release, treatment, discharge, use, handling, storage, production and disposal of Hazardous Materials.

                  (c) No notice, citation, summons or order has been received by the Company and no investigation or review is pending or, to the knowledge of the Rand Shareholders, threatened by any governmental or other entity, with respect to (i) any alleged violation by the Company of any environmental statute, ordinance, rule, regulation or order of any governmental entity, or
(ii) any alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company of any Hazardous Material.

                  3.25 Full Disclosure. No representation or warranty of the Rand Shareholders contained in this Agreement and all other documents delivered by or on behalf of the Shareholders to Parent or Parent's attorneys or agents in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading as of the date hereof or thereof.

                  3.26 Year 2000. The computer systems and software owned or licensed by the Company are able to accurately process date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub, jointly and severally, hereby represent and warrant to the Shareholders that except as set forth in the Disclosure Letter:

                  4.1 Organization, Good Standing and Qualification. Each of the Parent and the Sub is a corporation duly incorporated, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and the Sub has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. Each of the Parent and the Sub is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary and in which failure to so qualify might reasonably be expected, individually, or in the aggregate, to have a Materially Adverse Effect. Each the Parent and the Sub owns no securities of any other corporation, limited partnership, limited liability company or other entity. Each the Parent and the Sub is not a participant in any joint venture, partnership, limited liability company or similar arrangement.

                  4.2 Capitalization. (a) (a) The authorized capital stock of the Parent, immediately prior to the Closing, will consist of 40,000,000 shares of Class A Common Stock (the "Parent Class A Common Stock") with a par value $.01 per share of which 3,000,000 shares are outstanding, 12,000,000 shares of Class B Common Stock (the "Parent Class B Common Stock") with a par value $.01 per share of which zero shares are outstanding, 20,000,000 shares of Class C Common Stock (the "Parent Class C Common Stock") with a par value $.01 per share of which zero shares are outstanding and 30,000,000 shares of Preferred Stock with a par value of $.01 per share of which 9,166,667 shares are outstanding. The Parent has not authorized the issuance of any other capital stock. Such shares (A) have been duly authorized and validly issued to the persons and in the amounts listed on Exhibit C hereto, (B) are fully paid and nonassessable, and (C) were issued in compliance with all applicable state and federal laws concerning the offer, sale and issuance of securities. There are no authorized or outstanding subscriptions, warrants, options, contracts, rights (pre-emptive or otherwise), calls, commitments or demands of any character relating to any authorized and issued or unissued shares of the capital stock of the Parent or other instruments convertible into or exchangeable for such stock, or which obligate the Parent to seek authorization to issue additional shares of any class of stock, other than created by virtue of this Agreement or the transactions contemplated hereby.

                  (b) The Merger does not constitute and will not constitute an event under any capital stock or convertible security or any anti-dilution or similar provision of any agreement to which the Parent or the Sub is a party or by which it is bound or affected, which shall either increase the number of shares or units of capital stock issuable upon conversion of any securities or upon exercise of any warrant or right to subscribe to or purchase any stock or similar security, or decrease the consideration per share or unit of capital stock to be received by the Parent or by the Sub upon such conversion or exercise.

                  4.3 Authorization; Binding Obligations. This Agreement constitutes the valid and binding obligations of the Parent and the Sub enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) as limited by general principles of equity that restrict the availability of equitable remedies. The Merger will not be subject to any pre-emptive rights, rights of first refusal, rights of first offer or other similar rights.

                  4.4 Financial Statements. The Parent has delivered to Shareholders its Statement of Profit and Loss, dated September, 2000, its Operating Statement (August through October 2000), its Statement of Cash Flows (August through October 2000), and its Balance Sheet as of September 30, 2000 (collectively, the "Parent Financial Statements"). The Parent Financial Statements are in accordance with the books and records of the Parent, are complete and correct in all material respects, and present fairly the financial condition and position of the

Parent for the periods covered and as of September 30, 2000 (the "Parent Statement Date"), and other dates therein specified and the results of its operations for the periods therein specified; provided, however, that the Company Financial Statements have not been audited or compiled by an independent accountant and are not prepared in accordance with GAAP.

                  4.5 Liabilities. The Parent has no material obligations or liabilities not disclosed in the Parent Financial Statements, except current liabilities incurred, and obligations entered into, in the ordinary course of business subsequent to the Parent Statement Date. 4.6 ...Agreements; Action.

                  (a) There are no agreements, understandings or proposed transactions between the Parent and any of its officers or directors, or any family member of any of its officers or directors, or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Parent is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Parent in excess of $10,000 out of the ordinary course of business, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Parent or
(iii) provisions restricting or affecting the development, manufacture or distribution of the Parent's products or services, or (iv) indemnification by the Parent with respect to infringements of proprietary rights.

                  (c) Since the Parent Statement Date, the Parent has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Parent Financial Statements), (iii) made any loans or advances to any person, other than ordinary and reasonable advances for travel expenses and intercompany advances, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                  (d) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Parent has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  4.7 Obligations to Related Parties. There are no obligations of the Parent to officers, directors, stockholders, or employees of the Parent other than for payment of salary or other fees for services rendered, and reimbursement for reasonable expenses incurred on behalf of the Parent.

                  4.8 Changes. Since the Parent Statement Date, there has not been:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Parent from that reflected in the Parent Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a Materially Adverse Effect;

                  (b) Any resignation or termination of any key officers of the Parent, and the Parent and Sub, to the best of their knowledge, do not know of the impending resignation or termination of employment of any such officer;

                  (c) Any change in the contingent obligations of the Parent by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any cancellation, compromise or waiver by the Parent of a valuable right or of a material debt owed to it;

                  (e) Any direct or indirect loans made by the Parent to any stockholder, employee, officer or director of the Parent;

                  (f) Any change in any compensation arrangement or agreement with any employee, officer, director or stockholder, except as contemplated herein;

                  (g) Any declaration or payment of any dividend or other distribution of the assets of the Parent or any purchase or redemption of any of its outstanding equity interests;

                  (h) Any debt, obligation or liability incurred, assumed or guaranteed by the Parent, except those for immaterial amounts;

                  (i) Any sale, transfer or lease of the assets of the Parent;

                  (j) Any physical damage, destruction or loss (whether or not covered by insurance) which individually or in the aggregate has had or is reasonably expected to have a Materially Adverse Effect;

                  (k) Any issuance or sale of any shares of the capital stock or other securities of the Parent or grant of any options with respect thereto, or any modification of any of the capital stock of the Parent;

                  (l) Any mortgage, pledge or lien incurred with respect to any of the assets of the Parent;

                  (m) Any discharge, satisfaction or payment of any obligation or liability other than current liabilities reflected in the Parent Financial Statements and current liabilities incurred since the Parent Statement Date, in each case in the ordinary course of business;

                  (n) Any transaction entered into by the Parent other than in the ordinary course of business; or

                  (o) Any other event or condition of any character that, either individually or in the aggregate, has had or is reasonably likely to have a Materially Adverse Effect.

                  4.9 Title to Properties and Assets; Liens. The Parent has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Parent Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(i) those resulting from taxes which have not yet become delinquent, (ii) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Parent, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Parent are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used and are adequate and sufficient for the Parent's business.

                  4.10 Intellectual Property. The Parent owns or possesses legal rights to any and all Intellectual Property. The Intellectual Property does not infringe any right of any third party, including, without limitation, any rights under the laws of patent, trademark, copyright, trade secret, or any personal, moral, privacy, publicity, contract or other property rights. The Intellectual Property has not been and is not currently being infringed by any third party. The materials created by the Parent, its consultants and its contractors and displayed on the Parent's Web Site, are not obscene, libelous or defamatory and do not violate any applicable laws. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Parent bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity. The Parent is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, trade secret, information or other proprietary right, with respect to the use thereof, or in connection with the conduct of its business or otherwise. The Parent has not received any communications alleging that the Parent has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Parent is not aware that any of the employees of the Parent are obligated under any contract (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Parent or that would conflict with the Parent's business as presently proposed to be conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Parent's business by the employees of the Parent nor the conduct of the Parent's business as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Parent does not, nor shall it, utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Parent, except for inventions, trade secrets or proprietary information that have been legally and validly assigned to the Parent. Since its organization, the Parent has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, including know-how, negative know-how, formulas, patterns, compilations, programs, devices, methods, techniques, processes, inventions, designs, computer programs, and technical data and all information that derives independent economic value, actual or potential from not being generally known or known by competitors.

                  4.11 Compliance with Other Instruments. The Parent and Sub are not in violation or default of any term of their Certificate of Incorporation or their Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which they are a party or by which they are bound or of any statute, rule or regulation applicable to the Parent. The execution, delivery, and performance of and compliance with this Agreement and the Merger pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Parent or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Parent, its business or operations or any of its assets or properties.

                  4.12 Litigation. There is no action, suit, other proceeding or investigation pending, or to the Parent's knowledge, threatened against the Parent; nor is there any basis for the foregoing. The Parent is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, other proceeding or investigation by the Parent currently pending or which the Parent intends to initiate.

                  4.13 Tax Returns and Payments. The Parent has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Parent on or before the Closing Date hereof have been paid or will be paid prior to the time they become delinquent. The Parent has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. There is no liability for any tax to be imposed upon the Parent's properties or assets as of the date of this Agreement that is not adequately provided for. The Parent has not executed any waiver of any statute of limitations on the assessment or calculation of any tax or governmental charge. The Parent has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom.

                  4.14 Employees. The Parent has no collective bargaining agreement with any of its employees. There is no labor union organizing activity pending or, to the Parent's knowledge, threatened with respect to the Parent Except as contemplated hereby, no employee has any agreement or contract, written or verbal, regarding such employee's continued employment by the Parent. The Parent is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other material employee compensation plan or agreement. To the Parent's knowledge, no employee of the Parent, nor any consultant with whom the Parent has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Parent because of the nature of the business to be conducted by the Parent; and the continued employment by the Parent of its present employees, and the performance of the Parent's contracts with its independent contractors, will not result in any such violation. The Parent has not received any notice alleging that any such violation has occurred. Except as contemplated hereby, no employee of the Parent has been granted the right to continued employment by the Parent or to any material compensation following termination of employment with the Parent. The Parent is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Parent, nor does the Parent any have a present intention to terminate the employment of any officer, key employee or group of key employees.

                  4.15 Obligations of Management; Employee Efforts. Each officer of the Parent with an employment agreement is currently complying with the provisions thereof.

                  4.16 Registration Rights. The Parent is currently not under any obligation, and has not granted any rights, to register any of the Parent's presently outstanding securities or any of its securities that may hereafter be issued.

                  4.17 Compliance with Laws; Permits. The Parent is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the Merger. The Parent has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, and can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted.

                  4.18 Health and Safety Laws. The Parent is not in violation of any applicable statute, law or regulation relating to occupational health and safety.

                  4.19 Offering Valid. Assuming due payment for the Share Consideration and the accuracy of the representations and warranties of the Shareholders contained in Section 3.3 hereof, the sale of the Share Consideration will be exempt from the registration requirements of the Securities Act of 1933, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  4.20 Minute Books. The minute books of the Parent provided to the Company are complete and accurate in all material respects. 4.21
 ..Insurance. There are no insurance policies maintained by the Parent out of the ordinary course of business.

                  4.22 Employment Benefit Plans-ERISA. Neither the Parent nor any ERISA Affiliate maintains, administers, contributes to or is obligated to contribute to, nor has the Parent or any ERISA Affiliate during the six (6) year period ending on the date hereof, maintained, administered, contributed to or been obligated to contribute to, nor do the employees of the Parent or any ERISA Affiliate receive as a condition of employment with the Parent, benefits pursuant to any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, any multiemployer plan as defined in Section 3(37) of ERISA, nor does the Parent maintain any employee welfare benefit plan (as defined in Section 3(1) of ERISA); or bonus, deferred compensation, stock purchase, stock option, severance plan, salary continuation, vacation, sick leave, material fringe benefit, incentive, insurance, welfare or similar compensatory arrangement.

                  4.23 Interested Party Transaction. No officer, director or stockholder of the Parent has or has had, either directly or indirectly, (a) an interest in any person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Parent, or
(ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any contract or agreement (other than employment or similar agreements) to which the Parent is a party or by which it may be bound or affected.

                  4.24   Environmental Matters.

                  (a) No Hazardous Material (i) has been released, stored, generated, used, treated, deposited or disposed of on or under or is located on or under any real property currently or previously owned or leased by the Parent, (ii) is presently maintained, used, generated, or permitted to remain in place by the Parent in violation of any applicable law, (iii) is required by applicable law to be removed, treated or mitigated by the Parent, given the nature of its present condition, location, nature, material or maintenance, or
(iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Parent under applicable law.

                  (b) The Parent has maintained its properties and assets and conducted its business in all material respects in accordance with all federal, state and local statutes, laws, rules and regulations pertaining to conservation and protection of the environment and the release, treatment, discharge, use, handling, storage, production and disposal of Hazardous Materials.

                  (c) No notice, citation, summons or order has been received by the Parent and no investigation or review is pending or, to the knowledge of the Parent, threatened by any governmental or other entity, with respect to (i) any alleged violation by the Parent of any environmental statute, ordinance, rule, regulation or order of any governmental entity, or (ii) any alleged failure by the Parent to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Parent of any Hazardous Material.

                  4.25 Full Disclosure. No representation or warranty of the Parent or Sub contained in this Agreement and all other documents delivered by or on behalf of the Parent or Sub to the Company or the Company's attorneys or agents in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading as of the date hereof or thereof.

                  4.26 Year 2000. The computer systems and software owned or licensed by the Parent are able to accurately process date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

                  4.27 Sub Formed for the Purpose of this Transaction. Sub was formed solely for the purpose of engaging in the transaction contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transaction contemplated hereby. Any and all outstanding Sub capital stock has been validly authorized and issued. All of the issued and outstanding shares of capital stock of Sub are owned of record or beneficially by Parent free and clear of any liens, mortgages, pledges or any other types of encumbrances.


                                   ARTICLE V

                                 INDEMNIFICATION

                  5.1 Parent Indemnification. The Parent agrees to defend, indemnify and save and hold harmless each of the Shareholders from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against Parent or a third party claim) arising out of or resulting from: (i) any breach of any representation, warranty or agreement made by Parent or Sub in this Agreement; (ii) any legal, administrative or other proceedings brought by a third party arising out of the transactions contemplated by this Agreement other than such proceedings attributable to the acts or failure to act of the Shareholders; or (iii) any actual or threatened claim, suit, action or proceeding arising out of or resulting from the conduct by Parent or Sub of its business or operations, or Parent's or Sub's occupancy or use of its properties or assets, prior to the Closing Date; provided, further, that, if and to the extent that any indemnification is unenforceable for any reason, the Parent shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

                  5.2 Rand Shareholders Indemnification. The Rand Shareholders agree to defend, indemnify and save and hold harmless each of the Parent, Sub and the Company from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against Parent, Sub and the Company or a third party claim) arising out of or resulting from: (i) any breach of any representation, warranty or agreement made by the Rand Shareholders in this Agreement; (ii) any legal, administrative or other proceedings brought by a third party arising out of the transactions contemplated by this Agreement other than such proceedings attributable to the acts or failure to act of Parent or Sub; or (iii) any actual or threatened claim, suit, action or proceeding arising out of or resulting from the conduct by Company of its business or operations, or Company's occupancy or use of its properties or assets, prior to the Closing Date; provided, further, that, if and to the extent that any indemnification is unenforceable for any reason, the Rand Shareholders shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

                  5.3 Procedure. Each party entitled to be indemnified pursuant to this Article V (each, an "Indemnified Party") shall notify the party obligated to indemnify such Indemnified

Party (the "Indemnifying Party") in writing of any claim or action against such Indemnified Party in respect of which the Indemnifying Party is or may be obligated to provide indemnification on account of Sections 5.1 or 5.2, promptly after the receipt of notice of the commencement thereof. The omission of any Indemnified Party so to notify the Indemnifying Party of any such claim or action shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party except to the extent the Indemnifying Party shall have been prejudiced by the omission of such Indemnified Party so to notify the Indemnifying Party pursuant to this Section
5.3. If any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that the Indemnifying Party may wish to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under Sections 5.1 or 5.2 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Indemnifying Party; provided, however, that (i) if the Indemnifying Party shall elect not to assume the defense of such action or (ii) if the Indemnified Party and its counsel reasonably determine (x) that there may be a conflict between the positions of the Indemnifying Party and of the Indemnified Party in defending such action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Indemnifying Party, then one separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (i) and
(ii)(x), or such different defenses, in the case of (ii)(y), and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

                  5.4 Indemnification Non-Exclusive. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.


                                   ARTICLE VI

                                    COVENANTS

                  6.1 Parent Bonuses to Certain RAND Interactive Employees. The parties hereto shall cooperate with one another to have the Company enter into Employee Confidentiality, Non-Competition and Disclosure and Assignment of Work Product agreements with each employee listed on Appendix II hereto; provided however that each such employee shall be paid their corresponding bonus (detailed on Appendix II hereto) at the time they enter into such agreements.

                                  ARTICLE VII

                               CLOSING CONDITIONS

                  7.1 Parent Repayment of Loans to RAND Shareholders. Parent shall have repaid the loans set forth on Appendix III made by Todd Burgess, Wolf Creek, and David Kelly to the Company.

                  7.2    *

                  7.3 Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct as of the date hereof.

                  7.4 Agreements, Conditions and Covenants. Parent and Sub shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  7.5 Certificates. The Company shall have received a certificate of an executive officer of Parent and Sub, dated as of the Closing, certifying that the conditions specified in Sections 7.3 and 7.4 have been met.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1 Governing Law. This Agreement shall be governed in all respects by the internal substantive laws, and not the laws of conflicts, of the State of New York.

                  8.2 Survival. The representations, warranties and agreements made herein by the parties shall survive any investigation made by the other party and the Closing.

                  8.3 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Share Consideration from time to time.

                  8.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties and agreements except as specifically set forth herein and therein.


----------

* Information omitted and filed separately with the Securities and Exchange Commission.

                  8.5 Severability. If any provision of the Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  8.6    Amendment.

                  This Agreement may be amended or modified only upon the written consent of the Shareholders and Parent.

                  8.7 Waivers, Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies under this Agreement afforded to any party shall be cumulative and not alternative.

                  8.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent:

                  (a)    If to Parent or Sub, to:

                         eHotHouse Inc.
                         16 W. 19th Street, 2nd Floor
                         New York, NY 10011
                         Attention: Matthew Ryan

                  with a copy to:

                         Rosenman & Colin LLP
                         575 Madison Avenue
                         New York, New York 10022-2585
                         Attention: Henry Bregstein, Esq.
                         Facsimile: (212) 940-8776

                  (b)    If to the Company, to:

                         RAND Interactive Corporation
                         111 Water Street, Suite 300
                         Baltimore, MD 21202
                         with a copy to:

                         Brobeck, Phleger & Harrison LLP
                         1333 H Street N.W.  Suite 800
                         Washington, D.C. 20005
                         Attention: Stephen A. Riddick, Esq.
                         Facsimile: (202) 824-0949

                  8.9 Expenses. Subject to Section 7.2 hereof, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. Parent shall pay the costs and expenses that it incurs in connection with the negotiation, execution and delivery of this Agreement.

                  8.10 Headings. The headings of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  8.12 Pronouns. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

                  8.13 Knowledge. The term "knowledge" shall mean, with respect hereto, actual knowledge, after reasonable inquiry, of with respect to either party, any independent contractors, any members of its Board of Directors or any officer of that party with the title ranking not less than senior vice president.

                  8.14 Broker's Fees. Except as set forth on the disclosure schedule, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.14 being untrue.

                  8.15 Consent to Exclusive Jurisdiction. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF A FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, (OR IF THERE SHALL NOT BE FEDERAL JURISDICTION IN SUCH COURT, A STATE COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK) AND IRREVOCABLY AGREES THAT ALL ACTIONS OR OTHER PROCEEDINGS RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE TRIED ONLY IN SUCH COURT. EACH PARTY HERETO HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION OR OTHER PROCEEDING, ANY CLAIM THAT IT

IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT IT IS IMMUNE FROM EXTRATERRITORIAL INJUNCTIVE RELIEF OR OTHER INJUNCTIVE RELIEF, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH ACTION OR OTHER PROCEEDING MAY NOT BE BROUGHT OR MAINTAINED IN ONE OF THE ABOVE-NAMED COURTS, THAT ANY SUCH ACTION OR OTHER PROCEEDING BROUGHT OR MAINTAINED IN ONE OF THE ABOVE-NAMED COURTS SHOULD BE DISMISSED ON THE GROUNDS OF FORUM NON CONVENIENS, SHOULD BE TRANSFERRED TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR OTHER PROCEEDING IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF NEW YORK, AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE PERSONS AND AT THE ADDRESSES SET FORTH IN SECTION 8.8 ABOVE, IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE, AND WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION OR OTHER PROCEEDING ANY CLAIM THAT SUCH SERVICE OF PROCESS DOES NOT CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS.

                  8.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                  8.17 No Press Releases; Confidentiality. All publicity relating to this Agreement and the transactions contemplated hereby shall be subject to the mutual approval of the parties hereto and, except as otherwise may be required by applicable law, no public announcement or disclosure of the terms or existence of this Agreement or the transactions contemplated hereby or thereby shall be made by any party (or any of its affiliates or representatives) without the prior written consent of the other parties. To the extent any party is required by applicable law to disclose publicly or to make any public announcement of the terms or existence of this Agreement or the transactions contemplated hereby or thereby, such party shall, to the extent possible within the applicable time constraints, give the other parties reasonable, actual prior notice of such disclosure and use best efforts to agree with the other parties on the form of such disclosure.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of ____________, 2000.


                                       EHOTHOUSE INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       EHH MERGER I, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       RAND INTERACTIVE CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       -----------------------------------------
                                       Todd Burgess, a Rand Stockholder



                                       -----------------------------------------
                                       David Kelley, a Rand Stockholder



                                       -----------------------------------------
                                       John Snow, a Rand Stockholder



                                       -----------------------------------------
                                       Stephen A. Riddick

                                       BROBECK, PHLEGER & HARRISON LLP,



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:   Partner





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